UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2016

UNITED STATES NATURAL GAS FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	001-33096	20-5576760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530 Oakland, California 94612
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 522-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01. Other Events

Wainwright Holdings, Inc. (Wainwright) is the parent and the sole member of the United States Commodity Funds LLC (USCF), the general partner of the United States 12 Month Oil Fund, LP (USL). USCF is also the general partner of the United States Oil Fund, LP (USO), United States Natural Gas Fund, LP (UNG), United States Short Oil Fund, LP (DNO), United States Gasoline Fund, LP (UGA), United States 12 Month Natural Gas Fund, LP (UNL), United State Brent Oil Fund, LP (BNO), United States Diesel-Heating Oil Fund, LP (UHN), and the sponsor of the United States Commodity Index Funds Trust and the United States Commodity Index Fund (USCI), United States Copper Index Fund (CPER) and United States Agriculture Index Fund (USAG).

Wainwright also is the parent and sole member of USCF Advisers LLC, a registered investment advisor affiliated with USCF, and the sponsor of the Stock Split Index Fund (TOFR) and the USCF Restaurant Leaders Fund (MENU).

On December 9, 2016, Wainwright, and Concierge Technologies, Inc. (publicly traded under the ticker CNCG) (Concierge), completed a transaction pursuant to which all of the shareholders of Wainwright became shareholders of Concierge. As a result of the transaction, Wainwright is now a wholly owned subsidiary of Concierge. Nicholas Gerber, along with certain family members and certain other Wainwright shareholders, owned the majority of shares in Concierge as well as Wainwright prior to the transaction and post-closing, Mr. Gerber and those shareholders continue to own the majority of Concierge voting shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Natural Gas Fund, LP
	By:	United States Commodity Funds LLC, its general partner
Date: December 13, 2016	By:	/s/ John P. Love
Name: John P. Love
Title: President (Principal Executive Officer)